Exhibit 99.1
Ranger Oil Corporation Reports First Quarter Results
Free Cash Flow sets quarterly record
Achieved high end of sales volumes guidance on lower capital investments
Increased mid-point of full-year 2022 sales volumes outlook and reiterated capital guidance

HOUSTON, May 4, 2022 (ACCESSWIRE) – Ranger Oil Corporation (“Ranger” or the “Company”) (NASDAQ:ROCC) today announced financial and operational results for the first quarter of 2022.

First Quarter Highlights

•Achieved upper end of quarterly sales guidance with oil sales of 26,980 barrels per day (“bbl/d”) and total sales of 37,752 barrels of oil equivalent per day (“boe/d”)
•Posted a net loss of $20.7 million and adjusted net income1 of $98.7 million
•Generated Free Cash Flow1 of $64.8 million and $160.9 million of Adjusted EBITDAX1
•Drilling and Completion (“D&C”) capital expenditures were $82.8 million, below the mid-point of guidance
•Strong first quarter sales volumes allowed Company to increase mid-point of full-year 2022 oil and total sales volumes outlook while maintaining annual D&C capital investment guidance of $375 - $425 million
•Maintained strong capital structure with a Net debt/LTM EBITDAX1 ratio <1.0x at quarter-end

Shareholder Return and Free Cash Flow Initiatives

•Authorized $100 million share repurchase program
•Announced accretive “bolt-on” acquisitions in the prolific Eagle Ford shale (Ranger Oil to Acquire Strategic Eagle Ford Assets) totaling approximately $64 million; transactions to be funded with Free Cash Flow
•Plan to initiate annualized dividend of $0.25 per share ($0.0625 per share quarterly) beginning third quarter 2022
“We are off to a great start in 2022 as we continue to execute our business strategy, generate Free Cash Flow and deliver returns for shareholders,” said Ranger President and CEO, Darrin Henke. “Our strong balance sheet, disciplined capital investments, and exceptional operational performance continues, yielding significant Free Cash Flow and allowing us to strengthen our high-margin inventory through recently announced accretive acquisitions.”

First Quarter 2022 Financial and Operating Results

Ranger reported a first quarter 2022 net loss of $20.7 million primarily related to derivative losses of $167.9 million. Adjusted net income1 was $98.7 million for the first quarter of 2022, primarily due to non-cash derivative loss adjustments of $118.9 million. Benefitting from higher commodity prices and disciplined investments, Ranger posted Adjusted EBITDAX1 of $160.9 million and generated quarterly Free Cash Flow of $64.8 million during the quarter.
Total operating expenses for the first quarter of 2022 were $101.0 million, or $29.71 per boe. Adjusted direct operating expenses1, which consist of lease operating expenses (“LOE”), gathering, processing and transportation expenses (“GPT”), production and ad valorem taxes, and adjusted cash general and administrative expenses1 (“G&A”), excluding depreciation, depletion and amortization (“DD&A”) and significant special charges, were $47.4 million, or $13.95 per boe, in the first quarter of 2022. A breakdown of operating expenses, as well as guidance for the remainder of the year, can be found in additional tables included in this release.
Oil sales during the quarter were 26,980 bbl/d, at the upper end of Ranger’s previous guidance (25.8 - 27.0 Mbbl/d). Total sales volumes for the first quarter of 2022 exceeded the mid-point of guidance and were 37,752 boe/d (71% crude oil/86% liquids).

2022 Outlook

Following outperformance in the first quarter, Ranger today increased expectations for the mid-point of its 2022 annual oil and total sales volumes. Ranger’s recent shift to longer lateral wells (full-year 2022E/2023E avg: ~11,000’) is expected to allow for a significant increase in sales volumes in the second half of 2022.

Exhibit 99.1
Full-year sales guidance excludes the positive impact from recently announced bolt-on transactions, expected to close early in the third quarter of 2022, subject to customary closing conditions. The Company plans to update full-year guidance following their close.
Ranger reiterated its previously announced D&C capital investment outlook for 2022 of $375 - $425 million.
Henke added, “We are committed to preserving the strength of our balance sheet, making disciplined capital investments, and generating Free Cash Flow to strengthen our business and allow for the return of cash to shareholders. Today, we increased the mid-point of our 2022 outlook for sales volumes while maintaining our original capital guidance. This further demonstrates the fruits of our strategy and confidence in our future.”
The table below sets forth the Company’s operational and financial guidance for the second quarter and full-year 2022:

	2Q 2022	Full Year 2022
Total Sales Volumes (boe/d)	37,100 – 38,600	39,000 – 41,000
Oil Sales Volumes (bbl/d)	26,600 – 27,800	27,500 – 30,000

Direct Operating Expenses
LOE (per boe)	$5.20 - $5.70	$5.05 - $5.35
GPT expenses (per boe)	$2.40 - $2.80	$2.25 - $2.55
Ad valorem and production taxes (percent of product revenue)	6.0% - 6.5%	6.0% - 6.5%
Adjusted Cash G&A expenses (per boe)	$2.25 - $2.75	$2.05 - $2.55

Capital Expenditures (millions)
Drilling & Completion	$110 - $125	$375 - $425
Land, Facilities and other		$5 - $10

Share Repurchase and Dividend Programs

As previously announced on April 13, 2022, the Board of Directors authorized a $100 million share repurchase program through March 31, 2023.
The Company plans to initiate an annualized dividend of $0.25 per share (0.0625 per share quarterly) beginning in the third quarter of 2022.
Current Balance Sheet and Liquidity

As of April 30, 2022, Ranger had $400 million of senior unsecured notes and approximately $94 million drawn, net of cash, on its revolving credit facility. The Company has a borrowing base of $725 million under its revolving credit facility with elected commitments of $400 million and is currently undergoing its regularly scheduled spring borrowing base redetermination.

1 Adjusted EBITDAX, Free Cash Flow, adjusted net income, Net debt, LTM EBITDAX, adjusted direct operating expenses and adjusted cash G&A are non-GAAP supplemental financial measures. See the definitions and reconciliation to their most comparable GAAP measures within this release.

Conference Call and Webcast Details

A conference call and webcast is planned for 11 am ET on Thursday, May 5, 2022. In addition to the release, supplemental slides will be available on Ranger’s website at www.RangerOil.com.
To participate in the conference call, please dial (844) 707-6931 (international: (412) 317-9248) approximately 10 minutes prior. For the webcast, please log in to Ranger’s website at least 15 minutes prior to the scheduled start time to download supporting materials and install necessary audio software.
A replay of the webcast (available shortly after the call) will be available through May 12, 2022 on the Company's website. The replay will also be available by phone by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 1425946. Supplemental slides have been posted to Ranger’s website at www.RangerOil.com.

About Ranger Oil Corporation

Ranger Oil is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in South Texas. For more information, please visit our website at www.RangerOil.com.

Exhibit 99.1
Cautionary Statements Regarding Guidance and Other Matters

The estimates, guidance and planned uses of Free Cash Flow discussed in this release are based on assumptions of current and future capital expenditure levels, prices for oil, NGLs, and natural gas, available liquidity, indications of supply and demand for oil, well results, and operating costs. This release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Further, expectations regarding the announced share repurchase program and anticipated dividends are subject to a variety of factors, including among other things, our earnings, liquidity, capital requirements, financial condition, management’s assessment of the intrinsic value of the Class A Common Stock, the market price of the Company’s Class A Common Stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements (including maintaining a leverage ratio of no more than 1.0 to 1.0), applicable legal requirements and other factors deemed relevant. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements generally include, words such as “anticipate,” “target,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,”, “project”, “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could,” “focus” and variations of such words or similar expressions, including the negative thereof, to identify that they are forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the risk that the benefits of the acquisition of Lonestar may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; risks related to our pending acquisitions, including the risk that a condition to closing of the acquisitions may not be satisfied, that either party may terminate the purchase and sale agreements or that the closing of the acquisitions might be delayed or not occur at all; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing; our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; our ability to execute our business plan in volatile commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; our ability to repurchase shares pursuant to our announced share repurchase program; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to convert drilling locations into reserves and production, if at all; the longevity of our currently estimated inventory; approval by our board of directors of any dividends or share repurchases; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenues and other
Crude oil	$226,732	$191,079	$81,913
Natural gas liquids	16,740	18,328	3,562
Natural gas	12,127	15,187	2,833
Total product revenues	255,599	224,594	88,308
Other operating income, net	856	582	247
Total revenues and other	256,455	225,176	88,555
Operating expenses
Lease operating	18,102	16,202	8,825
Gathering, processing and transportation	9,040	8,112	4,674
Production and ad valorem taxes	13,140	11,273	5,513
General and administrative	9,779	35,435	13,177
Depreciation, depletion and amortization	50,893	48,003	23,884
Impairments of oil and gas properties	—	—	1,811
Total operating expenses	100,954	119,025	57,884
Operating income	155,501	106,151	30,671
Other income (expense)
Interest expense, net of amounts capitalized	(10,697)	(11,879)	(5,397)
Gain (loss) on extinguishment of debt	2,157	(7,629)	(1,231)
Derivative losses	(167,887)	(17,320)	(44,368)
Other, net	76	107	(6)
Income (loss) before income taxes	(20,850)	69,430	(20,331)
Income tax (expense) benefit	189	(1,150)	310
Net income (loss)	(20,661)	68,280	(20,021)
Net (income) loss attributable to Noncontrolling interest	10,676	(34,911)	6,449
Net income (loss) attributable to common shareholders	$(9,985)	$33,369	$(13,572)

Net income (loss) per share attributable to common shareholders:
Basic	$(0.47)	$1.60	$(0.89)
Diluted	$(0.47)	$1.56	$(0.89)

Weighted average shares outstanding:
Basic	21,107	20,839	15,263
Diluted	21,107	43,900	15,263

Exhibit 99.1
RANGER OIL CORPORATION
SELECTED OPERATING STATISTICS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Total Sales Volume
Crude oil (Mbbl)	2,428	2,532	1,469
NGLs (Mbbl)	501	613	210
Natural gas (MMcf)	2,810	3,345	1,013
Total (Mboe)	3,398	3,702	1,848
Average daily sales volume (boe/d)	37,752	40,236	20,534

Realized Prices
Crude oil ($/bbl)	$93.38	$75.48	$55.76
NGLs ($/bbl)	$33.40	$29.91	$16.95
Natural gas ($/Mcf)	$4.32	$4.54	$2.80
Aggregate ($/boe)	$75.23	$60.67	$47.79

Realized Prices, including effects of derivatives, net [1]
Crude oil ($/bbl)	$74.00	$64.50	$44.80
Natural gas ($/Mcf)	$3.96	$2.99	$2.84
Aggregate ($/boe)	$61.08	$51.77	$39.10
1    Realized prices, including effects of derivatives, net are non-GAAP measures. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures appear at the end of this release.

Exhibit 99.1
RANGER OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets	$197,557	$186,151
Net property and equipment	1,417,715	1,383,348
Other noncurrent assets	7,548	7,109
Total assets	$1,622,820	$1,576,608

Liabilities and equity
Liabilities
Current liabilities	$397,122	$268,882
Other noncurrent liabilities	54,593	36,966
Total long-term debt, net	521,780	601,252
Equity
Common shareholders’ equity	314,025	323,532
Noncontrolling interest	335,300	345,976
Total equity	649,325	669,508
Total liabilities and equity	$1,622,820	$1,576,608

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Cash flows from operating activities
Net income (loss)	$(20,661)	$68,280	$(20,021)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on extinguishment of debt	(2,157)	7,629	1,231
Depreciation, depletion and amortization	50,893	48,003	23,884
Impairments of oil and gas properties	—	—	1,811
Derivative contracts:
Net losses	167,887	17,320	44,368
Cash settlements and premiums paid, net	(29,408)	(84,434)	(7,169)
Deferred income tax expense (benefit)	(721)	1,119	(310)
Non-cash interest expense	800	993	611
Share-based compensation	924	11,410	2,246
Other, net	(182)	6	2
Changes in operating assets and liabilities, net	(33,540)	13,992	(13,966)
Net cash provided by operating activities	133,835	84,318	32,687

Cash flows from investing activities
Acquisitions, net of cash acquired	—	11,009	—
Capital expenditures	(71,173)	(109,705)	(34,758)
Proceeds from sales of assets, net	656	3	4
Net cash used in investing activities	(70,517)	(98,693)	(34,754)

Cash flows from financing activities
Proceeds from credit facility borrowings	50,000	50,000	—
Repayments of credit facility borrowings	(130,000)	(54,900)	(85,500)
Repayments of second lien term loan	—	(143,110)	(53,140)
Repayments of acquired debt	(83)	(249,700)	—
Proceeds from redeemable common units	—	—	151,160
Proceeds from redeemable preferred stock	—	—	2
Transaction costs paid on behalf of Noncontrolling interest	—	—	(5,543)
Issuance costs paid for Noncontrolling interest securities	—	—	(3,758)
Withholding taxes for share-based compensation	(445)	(33)	(476)
Debt issuance costs paid	(113)	(10,970)	(1,830)
Net cash provided by (used in) financing activities	(80,641)	(408,713)	915
Net decrease in cash and cash equivalents	(17,323)	(423,088)	(1,152)
Cash and cash equivalents – beginning of period	23,681	446,769	13,020
Cash and cash equivalents – end of period	$6,358	$23,681	$11,868

Exhibit 99.1
RANGER OIL CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
Reconciliation of GAAP “Realized prices” to Non-GAAP “Realized prices, including effects of derivatives, net”
We present our realized prices for crude oil, natural gas and aggregate (including crude oil, NGLs and natural gas), as adjusted for the effects of derivatives, net as we believe these measures are useful to management and stakeholders in determining the effectiveness of our price-risk management program that is designed to reduce the volatility associated with our operations. Realized prices for crude oil, natural gas and aggregate, as adjusted for the effects of derivatives, net, are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). The following table presents the calculation of our non-GAAP realized prices for crude oil, natural gas and aggregate, as adjusted for the effects of derivatives, net and reconciles to realized prices for crude oil, natural gas and aggregate determined in accordance with GAAP:

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Realized crude oil prices ($/bbl)	$93.38	$75.48	$55.76
Effects of derivatives, net ($/bbl)	(19.38)	(10.98)	(10.96)
Crude oil realized prices, including effects of derivatives, net ($/bbl)	$74.00	$64.50	$44.80

Realized natural gas prices ($/Mcf)	$4.32	$4.54	$2.80
Effects of derivatives, net ($/Mcf)	(0.36)	(1.55)	0.04
Natural gas realized prices, including effects of derivatives, net ($/Mcf)	$3.96	$2.99	$2.84

Aggregate realized prices ($/boe)	$75.23	$60.67	$47.79
Effects of derivatives, net ($/boe)	(14.15)	(8.90)	(8.69)
Aggregate realized prices, including effects of derivatives, net ($/boe)	$61.08	$51.77	$39.10
Effects of derivatives includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, net gains and losses on the sales of assets, (gain) loss on extinguishment of debt, acquisition/integration and strategic transaction costs, and organizational restructuring, including severance. We believe that non-GAAP adjusted net income provides meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(in thousands, except per share amounts)
Net income (loss)	$(20,661)	$68,280	$(20,021)
Adjustments for derivatives:
Net losses	167,887	17,320	44,368
Realized settlements, net [1]	(49,004)	(33,941)	(16,982)
Impairments of oil and gas properties	—	—	1,811
Gain on sales of assets, net	(188)	(2)	(4)
(Gain) Loss on extinguishment of debt	(2,157)	7,629	1,231
Acquisition/integration and strategic transaction costs	1,743	16,485	4,655
Organizational restructuring, including severance	—	128	239
Income tax effect of adjustments	1,072	(128)	(539)
Adjusted net income [2]	$98,692	$75,771	$14,758
1    Realized settlements, net includes, as applicable to the period presented: (i) current period commodity and interest rate derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.
2    Adjusted net income includes the adjusted net income attributable to noncontrolling interest for all periods presented.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Actual
Adjusted EBITDAX represents net income (loss) before (gain) loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition/integration and strategic transaction costs, and organizational restructuring, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(in thousands, except per unit amounts)
Net income (loss)	$(20,661)	$68,280	$(20,021)
Adjustments to reconcile to Adjusted EBITDAX:
(Gain) Loss on extinguishment of debt	(2,157)	7,629	1,231
Interest expense, net	10,697	11,879	5,397
Income tax expense (benefit)	(189)	1,150	(310)
Impairments of oil and gas properties	—	—	1,811
Depreciation, depletion and amortization	50,893	48,003	23,884
Share-based compensation expense	924	11,410	2,246
Gain on sales of assets, net	(188)	(2)	(4)
Adjustments for derivatives:
Net losses	167,887	17,320	44,368
Realized commodity settlements, net [1]	(48,066)	(32,970)	(16,059)
Adjustment for special items:
Acquisition/integration and strategic transaction costs	1,743	16,485	4,655
Organizational restructuring, including severance	—	128	239
Adjusted EBITDAX	$160,883	$149,312	$47,437
Net income (loss) per boe	$(6.08)	$18.45	$(10.83)
Adjusted EBITDAX per boe	$47.35	$40.33	$25.67
1    Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Pro Forma
Adjusted EBITDAX represents net income (loss) before (gain) loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition/integration and strategic transaction costs, and organizational restructuring, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	March 31, 2022		March 31, 2022
	LTM Actual	Lonestar [1]	LTM Pro Forma [1]
	(in thousands, except per unit amounts)
Net income (loss)	$98,278	$(12,420)	$85,858
Adjustments to reconcile to Adjusted EBITDAX:
Loss on extinguishment of debt	5,472	—	5,472
Interest expense, net	38,461	8,637	47,098
Income tax expense	1,681	127	1,808
Impairments of oil and gas properties	—	—	—
Depreciation, depletion and amortization	158,666	13,051	171,717
Share-based compensation expense	14,267	1,894	16,161
Gain on sales of assets, net	(193)	—	(193)
Adjustments for derivatives:
Net losses	260,518	36,231	296,749
Realized commodity settlements, net [2]	(122,748)	—	(122,748)
Adjustment for special items:
Acquisition/integration and strategic transaction costs	20,908	7,931	28,839
Organizational restructuring, including severance	128	6	134
Other, net	—	1,098	1,098
Adjusted EBITDAX	$475,438	$56,555	$531,993
Net income (loss) per boe	$8.40	$(5.26)	$6.10
Adjusted EBITDAX per boe	$40.62	$23.93	$37.82
1    LTM Adjusted EBITDAX pro forma for the Lonestar Resources acquisition is derived from the historical periods as reported in Lonestar Resources’ respective Quarterly Report on Form 10-Q for the second quarter of 2021 and includes the use of the financial information for the third quarter of 2021 derived from its general ledger system and reported on the same basis of accounting as applied for prior reported periods.
2    Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per boe”
Adjusted direct operating expenses and adjusted direct operating expenses per boe are supplemental non-GAAP financial measure that exclude certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per boe is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(in thousands, except per unit amounts)
Operating expenses - GAAP	$100,954	$119,025	$57,884
Less:
Share-based compensation	(924)	(11,410)	(2,246)
Impairments of oil and gas properties	—	—	(1,811)
Depreciation, depletion and amortization	(50,893)	(48,003)	(23,884)
Total cash direct operating expenses	49,137	59,612	29,943
Significant special charges:
Acquisition/integration and strategic transaction costs	(1,743)	(16,485)	(4,655)
Organizational restructuring, including severance	—	(128)	(239)
Non-GAAP Adjusted direct operating expenses	$47,394	$42,999	$25,049
Operating expenses per boe	$29.71	$32.15	$31.32
Total cash direct operating expenses per boe	$14.46	$16.10	$16.20
Non-GAAP Adjusted direct operating expenses per boe	$13.95	$11.62	$13.55

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(in thousands, except per unit amounts)
GAAP General and administrative expenses	$9,779	$35,435	$13,177
Less: Share-based compensation	(924)	(11,410)	(2,246)
Significant special charges:
Acquisition/integration and strategic transaction costs	(1,743)	(16,485)	(4,655)
Organizational restructuring, including severance	—	(128)	(239)
Adjusted cash-based general and administrative expenses	$7,112	$7,412	$6,037
GAAP General and administrative expenses per boe	$2.88	$9.57	$7.13
Adjusted cash general and administrative expenses per boe	$2.09	$2.00	$3.27

Exhibit 99.1
Definition and Explanation of Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital represented primarily by our debt holders as we do not currently have a dividend or share repurchase program. We present Free Cash Flow as the excess (deficiency) of Discretionary cash flow over Capital additions, net. Discretionary cash flow is defined as Adjusted EBITDAX (non-GAAP measure defined and reconciled to GAAP net income above) less interest expense, debt issue costs, other, net and adjustments for income taxes refunded and changes for working capital. Capital additions represent our committed capital expenditure and acquisition transactions, net of any proceeds from the sales or disposition of assets. We believe Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended March 31, 2022	Twelve Months Ended March 31, 2022
	(in thousands)
Adjusted EBITDAX, as reported	$160,883	$475,438
Cash interest	(10,957)	(39,354)
Income taxes paid	—	(288)
Debt issues costs paid	(113)	(12,650)
Working capital and other, net	(2,174)	39,405
Discretionary cash flows	147,639	462,551

Capital expenditures, as reported	(83,461)	(295,796)
Proceeds from asset sales	656	812
Sales and use tax refunds	—	32
Capital additions, net	(82,805)	(294,952)
Non-GAAP Free Cash Flow	$64,834	$167,599

Adjusted Net debt at beginning of period [1]	586,476	689,241
Less: Net debt at end of period	(521,642)	(521,642)
Non-GAAP Free Cash Flow	$64,834	$167,599
1    Net debt at the beginning of the period has been adjusted for the net cash effects of the Lonestar Acquisition. See the following table for adjustments to Net debt.

Exhibit 99.1
Net Debt
Net debt is a non-GAAP financial measure that is defined as total principal amount of long-term debt, excluding unamortized discount and debt issuance costs, less cash and cash equivalents. Long-term debt excludes non-recourse mortgage debt assumed with the Lonestar Acquisition. The most comparable financial measure to Net debt under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	March 31, 2022	December 31, 2021	March 31, 2021
	Actual	Actual	Actual	Pro Forma Adjusted [2]
	(in thousands)
Credit Facility	$128,000	$208,000	$228,900	$228,900
9.25% Senior Notes due 2026	400,000	400,000	—	400,000
Second Lien Term Loan, excludes unamortized discount and issue costs	—	—	146,860	146,860
Other debt [1]	—	2,157	—	—
Lonestar transaction	—	—	—	(74,651)
Cash and cash equivalents	(6,358)	(23,681)	(11,868)	(11,868)
Net debt	$521,642	$586,476	$363,892	$689,241
1    Other debt of $2.2 million was extinguished during the three months ended March 31, 2022.
2    Adjustments attributable to the Lonestar Acquisition and related debt repayments and hedge restructurings include (i) gross proceeds from the 9.25% Senior Notes due 2026 of $400 million, (ii) debt repayments totaling $392.7 million for the Second Lien Term Loan and Lonestar’s debt, (iii) hedge restructuring costs of $49.6 million and (iv) transaction expenses of $28.5 million.

Contact
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@rangeroil.com